                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]


Check the appropriate box:

[ ]     Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]     Definitive Proxy Statement

[ ]     Definitive Additional Materials

[ ]     Soliciting Material under Rule 14a-12

                                 PUBLICARD, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1)      Title of each class of securities to which transaction applies:

                       N/A
                 --------------------------------------------------------------

        (2)      Aggregate number of securities to which transaction applies:

                       N/A
                 --------------------------------------------------------------

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                       N/A
                 --------------------------------------------------------------

        (4)      Proposed maximum aggregate value of transaction:

                       N/A
                 --------------------------------------------------------------
        (5)      Total fee paid:

                       N/A
                 --------------------------------------------------------------

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1)      Amount Previously Paid:

                 --------------------------------------------------------------
        (2)      Form, Schedule or Registration Statement No.:

                 --------------------------------------------------------------
        (3)      Filing Party:

                 --------------------------------------------------------------
        (4)      Date Filed:

                 --------------------------------------------------------------

                                                                October 22, 2001



Dear Shareholder:

         You are cordially invited to attend the 2001 Annual Meeting of Shareholders of PubliCARD, Inc. (the "Company") to be held on Wednesday, November 21, 2001 at 10:00 a.m. (New York City time) at the offices of Kaye Scholer LLP, 425 Park Avenue, New York, New York.

         The attached Notice of Annual Meeting and Proxy Statement fully describe the business to be conducted at the Annual Meeting, including the election of directors and the ratification of the appointment of the Company's auditors.

         Your Board of Directors recommends a vote "FOR" each of the listed nominees for Director and "FOR" the ratification of the selection of Arthur Andersen LLP as auditors for the fiscal year ending December 31, 2001.

         Your vote is very important. We hope you will find it convenient to attend the Annual Meeting in person. Whether or not you are personally able to attend, it is important that your shares be represented at the meeting. Accordingly, you are requested to sign, date and return the enclosed proxy promptly. If you do attend the Annual Meeting, you may still revoke your proxy and vote in person. Your cooperation is greatly appreciated.

                                          Sincerely,




                                          /s/ JAN-ERIK ROTTINGHUIS
                                          President and Chief Executive Officer

                  NOTICE OF 2001 ANNUAL MEETING OF SHAREHOLDERS

                                NOVEMBER 21, 2001


To the Shareholders of PubliCARD, Inc.

         NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Shareholders (the "Annual Meeting") of PubliCARD, Inc. (the "Company") will be held at the offices of Kaye Scholer LLP, 425 Park Avenue, New York, New York on Wednesday, November 21, 2001 at 10:00 a.m. for the following purposes:

1. To elect seven directors to hold office until the annual meeting of shareholders to be held in 2002 and until their respective successors shall be duly elected and qualified;

2. To ratify the selection of Arthur Andersen LLP as auditors for the fiscal year ending December 31, 2001; and

3. To transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on October 15, 2001, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.


                          By Order of the Board of Directors,


                          /s/ ANTONIO L. DELISE
                          Vice President, Chief Financial Officer and Secretary


IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. PLEASE COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE EVEN IF YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING. RETURNING THE PROXY WILL NOT LIMIT YOUR RIGHT TO VOTE IN PERSON OR TO ATTEND THE ANNUAL MEETING, BUT WILL ENSURE YOUR REPRESENTATION IF YOU CANNOT ATTEND. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO ATTEND AND VOTE AT THE ANNUAL MEETING, YOU MUST OBTAIN FROM SUCH BROKER, BANK OR OTHER NOMINEE A PROXY ISSUED IN YOUR NAME.

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                NOVEMBER 21, 2001
                     --------------------------------------

         This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of PubliCARD, Inc., a Pennsylvania corporation (the "Company" or "PubliCARD"), to be voted at the 2001 Annual Meeting of Shareholders of the Company referred to in the foregoing Notice (the "Annual Meeting").

                        RECORD DATE AND VOTING SECURITIES

         Only holders of the Company's Common Stock, par value $0.10 per share (the "Common Stock"), of record at the close of business on October 15, 2001 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. On that date, the Company had outstanding and entitled to vote 24,153,402 shares of Common Stock. Each outstanding share of Common Stock entitles the record holder to one vote on each matter.

                                VOTING PROCEDURES

         In order for any business to be conducted at the Annual Meeting, holders of more than 50% of the shares entitled to vote must be represented at the Annual Meeting, either in person or by proxy. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting. Each is tabulated separately. Abstentions are counted in tabulations of the votes cast on proposals presented to shareholders, whereas broker non-votes are not.

         All proxies received pursuant to this solicitation will be voted, and, where a choice is specified as to the proposals described in the foregoing Notice, they will be voted in accordance with that specification. If no choice is specified with respect to any proposal, the proxy will be voted in favor of such proposal. Shareholders who execute proxies may revoke them at any time before they are voted either by delivering to the Secretary of the Company written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. This proxy statement and accompanying material are being mailed to the Company's shareholders on or about October 22, 2001.

                      COST OF SOLICITING MANAGEMENT PROXIES

         The entire cost of soliciting management proxies will be borne by the Company. Proxies will be solicited by mail and may be solicited personally by directors, officers or regular employees of the Company, who will not be compensated for their services. In order to support the Board of Directors' nominees and the other proposal herein and to help ensure the presence of a quorum, the Company has retained the services of D.F. King & Co., Inc. as proxy solicitor to assist in the solicitation of proxies for the Annual Meeting. The fees payable to D.F. King & Co., Inc. in connection with this solicitation are estimated to be $10,000. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy materials to their principals and obtaining their proxies. Accompanying this proxy statement is a copy of the Company's 2000 Annual Report and the Company's Quarterly Report for the fiscal quarter ended June 30, 2001.

                              SHAREHOLDER PROPOSALS

         If a shareholder wishes to have a proposal considered for inclusion in the Company's proxy materials for the 2002 Annual Meeting of Shareholders, the proposal must be stated in writing and be received by the Company at its principal executive office on or before June 6, 2002.

         The deadline for delivering a notice of any other shareholder proposal which does not seek to nominate a director(s) of the Company or is not to be included in the proxy materials for the 2002 Annual Meeting of Shareholders will be September 2, 2002. Any notice of a shareholder proposal received after September 2, 2002 will be considered untimely. The persons named as proxies in the proxy materials for the 2002 Annual Meeting of Shareholders may exercise discretionary voting authority with respect to any matter that is not submitted to the Company by such date. Additionally, even if proper notice is received on or prior to September 2, 2002, the individuals named as proxies on the proxy card for that meeting may nevertheless exercise their discretionary authority in voting such proxies with respect to such proposal by advising the shareholders of the proposal and how they intend to exercise their discretion to vote on such proposal, unless the shareholder making the proposal solicits proxies with respect to the proposal to the extent required by Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                       PROPOSAL 1 - ELECTION OF DIRECTORS

         At the Annual Meeting, seven directors are to be elected to hold office until the next annual meeting of shareholders and until their respective successors have been elected and qualified. In order to be elected, each nominee must receive a plurality of the votes cast at the Annual Meeting.

         Unless otherwise directed, proxies given to the persons named in the enclosed proxy pursuant to this solicitation will be voted for the election as directors of Messrs. Freund, Goldsmith, Rottinghuis, Cohn, Schafran, Vogel and DeLise. If any such nominee should become unavailable for any reason, which the Board of Directors has no reason to anticipate, the proxy holders reserve the right to substitute another person of their choice in his place.

         The Company currently has seven directors, six of which were elected at the Annual Meeting of Shareholders held on September 26, 2000. Antonio L. DeLise was appointed as a director on July 9, 2001. On October 5, 2001, the Nominating Committee of the Board of Directors nominated Emil Vogel to serve as a director upon election at the Annual Meeting. Hatim A. Tyabji is not standing for re-election as a member of the Board of Directors. All directors serve until the next election of directors or until their successors have been elected and have qualified. All of the persons named in the enclosed proxy are currently directors of the Company, other than Emil Vogel. See "Executive Compensation -- Employment and Change in Control Agreements."

         Set forth below as to each director nominated for election or reelection as a director of the Company, as the case may be, is information regarding age (as of October 1, 2001), position with the Company, principal occupation, business experience, period of service as a director of the Company and directorships currently held.

         HARRY I. FREUND: Age 61; Director of PubliCARD since April 12, 1985, Chairman of the Board of Directors since December 1985 and Chairman of PubliCARD since October 1998. Since 1975, Mr. Freund has been Chairman of Balfour Investors Inc., a merchant banking firm that had previously been engaged in a general brokerage business ("Balfour").

         JAY S. GOLDSMITH: Age 57; Director of PubliCARD since April 12, 1985, Vice Chairman of the Board of Directors since December 1985 and Vice Chairman of PubliCARD since October 1998. Since 1975, Mr. Goldsmith has been President of Balfour.

         JAN-ERIK ROTTINGHUIS: Age 53; Director of PubliCARD since December 13, 1999, President and Chief Executive Officer of PubliCARD effective in early 2000. Prior to joining PubliCARD, since 1993, Mr. Rottinghuis had been employed by VeriFone, Inc., a subsidiary and part of the Internet Business Unit of Hewlett Packard Company, most recently as Vice President, Worldwide Sales. Prior to joining VeriFone, he was responsible for sales, marketing and business development with Polaroid Europe, acting as General Manager of Polaroid France and as Director of European Sales and Marketing. Prior to that, Mr. Rottinghuis held various positions in international marketing and business development for Wang Laboratories in Boston and France, and provided strategic management consultancy to the diverse clientele of Bain & Company, also in Boston.

         CLIFFORD B. COHN: Age 49; Director of PubliCARD since July 31, 1980, and was Vice President of Government Affairs of PubliCARD from April 1, 1982 to November 20, 1984. Mr. Cohn is the principal of Cohn and Associates, a law firm in Philadelphia, Pennsylvania established in 1978.

         L.G. SCHAFRAN: Age 63; Director of PubliCARD since December 3, 1986. Mr. Schafran is the Managing General Partner of L.G. Schafran & Associates, a investment and development firm established in 1984. He was Chairman of the Executive Committee of Dart Group Corporation ("Dart") from 1994 to October 1997 and a director of Dart (and its publicly-traded subsidiaries) from 1993 to October 1997. Mr. Schafran is a director of Tarragon Realty Advisors, Inc., and Vertex Interactive, Inc., and is Chairman of the Board and Co-Chief Executive Officer of Delta-Omega Technologies, Inc.

and has been interim Chief Executive Officer and Chairman of the Board of Banyan Strategic Realty Trust since October 2000.

         Emil Vogel : Age 58; Emil Vogel is the Senior Partner and founder of Tarnow Associates. Prior to Tarnow, Mr. Vogel spent nine years with an executive search firm in the New York metro area conducting senior level search assignments. Mr. Vogel is also a director of Q.E. P. Co., Inc.

         Antonio L. DeLise : Age 40; Director of PubliCARD since July 9, 2001 and Vice President, Chief Financial Officer and Secretary since April 1995. Prior to joining the Company, Mr. DeLise was employed as a senior manager with the firm of Arthur Andersen LLP and had been with such firm from July 1983 through March 1995.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF MESSRS. FREUND, GOLDSMITH, ROTTINGHUIS, COHN, SCHAFRAN, VOGEL AND DELISE FOR ELECTION AS DIRECTORS OF THE COMPANY.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

         Through September 30, 2000, directors who were not officers of the Company were paid $2,500 per month for services as directors and, in addition, $750 per day for each meeting of the Board or of shareholders that they attended without regard to the number of meetings attended each day. Effective October 1, 2000 the monthly retainer and per diem fees were suspended.

         Messrs. Freund and Goldsmith are each party to an agreement with the Company providing for payments to them under certain circumstances following a change in control of the Company. See "Executive Compensation - Employment and Change in Control Agreements."

         The Company and Balfour are parties to a License Agreement, dated as of October 26, 1994 (the "License Agreement"), with respect to a portion of the office space leased by the Company in New York City. The Chairman and Vice Chairman of the Company's Board of Directors are the only shareholders of Balfour. The term of the License Agreement commenced on January 1, 1995 and will expire on June 30, 2004, unless sooner terminated pursuant to law or the terms of the License Agreement. The License Agreement provides for Balfour to pay to the Company a portion of the rent paid by the Company under its lease, including base rent, electricity, water, real estate tax escalations and operation and maintenance escalations. As of October 1, 2001, Balfour's share of rent and other costs was 31%. The current base rent payable by Balfour under the License Agreement is $6,400 per month.

         Directors of the Company are elected at each annual meeting of shareholders to hold office until the next annual meeting of shareholders and until their respective successors are duly elected and qualified. Executive officers are elected to hold office until the first meeting of directors following the next annual meeting of shareholders or until their successors are sooner elected by the Board and qualified.

         During 2000, there were 11 meetings of the Board of Directors of the Company. The Board of Directors has various committees, including an Audit Committee, a Compensation Committee, a Directors Compensation Committee and a Nominating Committee. During 2000, each of the Directors attended at least 75% of the total number of meetings held by the Board of Directors and the committees of which he was a member.

         The Audit Committee of the Board of Directors reviews with the Company's independent public accountants the plan and scope of the audit for each year, as well as the results of each audit when completed and the accountants' fee for services performed. The Audit Committee also reviews with management and with the independent accountants the Company's internal control procedures. The Audit Committee is composed of members of the Board of Directors who are not otherwise officers or employees of the Company. The present members of the Audit Committee are L. G. Schafran (Chairman), Clifford B. Cohn and Hatim Tyabji. The Audit Committee met four times during 2000.

         The Compensation Committee of the Board of Directors, which consists entirely of members of the Board of Directors who are not otherwise officers or employees of the Company, reviews the compensation of key employees of the Company. The present members of the Compensation Committee are Clifford B. Cohn (Chairman) and L. G. Schafran. The Compensation Committee did not meet during 2000.

         The Directors Compensation Committee of the Board of Directors reviews the compensation of directors of the Company. The present members of the Directors Compensation Committee are L. G. Schafran (Chairman) and Clifford B. Cohn. The Directors Compensation Committee did not meet during 2000.

         The Nominating Committee of the Board of Directors advises and makes recommendations to the Board of Directors on the selection of candidates as nominees for election as directors. The members of the Nominating Committee are Jay S. Goldsmith (Chairman), Harry I. Freund and Clifford B. Cohn. The Nominating Committee did not meet during 2000. The Nominating Committee will consider nominees recommended by shareholders pursuant to procedures described in "Shareholder Nominations."

                             SHAREHOLDER NOMINATIONS

         Nominations for election of directors may be made by any shareholder entitled to vote for the election of directors, provided that written notice (the "Notice") of such shareholder's intent to nominate a director at the meeting is given by the shareholder and received by the Secretary of the Company in the manner and within the time specified herein. The Notice shall be delivered to the Secretary of the Company not less than 14 days nor more than 50 days prior to any meeting of the shareholders called for the election of directors; provided, however, that if less than 21 days notice of the meeting is given to shareholders, the Notice shall be delivered to the Secretary of the Company not later than the earlier of the seventh day following the day on which notice of the meeting was first mailed to shareholders or the fourth day prior to the meeting. In lieu of delivery to the Secretary of the Company, the Notice may be mailed to the Secretary of the Company by certified mail, return receipt requested, but shall be deemed to have been given only upon actual receipt by the Secretary of the Company.

         The Notice shall be in writing and shall contain or be accompanied by:

         (a) the name and residence of the shareholder submitting the nomination;

         (b) a representation that such shareholder is a holder of record of the Company's voting stock and intends to appear in person or by proxy at the meeting to nominate the persons specified in the Notice;

         (c) such information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to Regulation 14A of the rules and regulations established by the Securities and Exchange Commission under the Exchange Act (or pursuant to any successor act or regulation) had proxies been solicited with respect to such nominee by the management or Board of Directors of the Company;

         (d) a description of all arrangements or understandings among such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which such nomination or nominations are to be made by the shareholder; and

         (e) the consent of each nominee to serve as director of the Company if so elected.

         Unless a judge or judges of election shall have been appointed pursuant to the By-Laws, the Chairman of the meeting may, if the facts warrant, determine and declare to the meeting that any nomination made at the meeting was not made in accordance with the foregoing procedures and, in such event, the nomination shall be disregarded. Any decision by the Chairman of the meeting shall be conclusive and binding upon all shareholders of the Company for any purpose.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth as of October 1, 2001 the beneficial ownership of the Company's Common Stock by each person who owns of record or is known by the Company to own beneficially more than 5% of the Common Stock of the Company, all directors, nominees and executive officers individually and all directors, nominees and executive officers as a group. All information with respect to beneficial ownership has been furnished to the Company by the respective shareholders of the Company.

                                                                              BENEFICIAL OWNERSHIP OF SHARES
                                                                                  OF COMMON STOCK AS OF                PERCENT OF
        NAME                                  POSITION                             OCTOBER 1, 2001 (1)                  CLASS (1)
        ----                                  --------                             -------------------                  ---------
Taube Hodson Stonex                 N/A                                                  2,995,000(2)                     12.4%
Partners Limited
27 St. James Place
London SW1A INR
United Kingdom

Harry I. Freund                     Director, Chairman of the                            1,696,372(3)                      6.8%
c/o PubliCARD, Inc.                 Board and Chairman
620 Fifth Avenue
Rockefeller Center
New York, NY  10020

Jay S. Goldsmith                    Director, Vice Chairman of                           1,740,062(4)                      6.9%
c/o PubliCARD, Inc.                 the Board and Vice Chairman
620 Fifth Avenue
Rockefeller Center
New York, NY  10020

Jan-Erik Rottinghuis                Director, President and                                466,667(5)                      1.9%
                                    Chief Executive Officer

Clifford B. Cohn                    Director                                               239,373(6)                      1.0%

L.G. Schafran                       Director                                               366,159(7)                      1.5%

Hatim Tyabji                        Director                                               540,000(8)                      2.2%

Emil Vogel                          Nominee for Director                                    62,400                    Less than 1%

Antonio L. DeLise                   Director, Vice President,                              198,666(9)                 Less than 1%
                                    Chief Financial Officer and
                                    Secretary

M. Richard Phillimore               Former Executive Vice                                  260,000(10)                     1.1%
                                    President - Strategy

William Volmuth                     Former Vice President,                                  31,667(11)                Less than 1%
                                    Chief Technology Officer

All directors, nominees and                                                              5,601,366(12)                    20.2%
officers as a group (10 persons)

----------------------

(1) Calculated in accordance with Rule 13d-3 adopted by the Securities and Exchange Commission (the "SEC") under the Exchange Act.

(2) Based on statements on Schedule 13G filed with the SEC on October 11, 1999 and on Form 4 filed with the SEC on January 2, 2001. Taube Hodson Stonex Partners Limited is a discretionary investment advisor to J. Rothschild Assurance Life Fund, St. James Place International Unit Trust, J. Rothschild Assurance Pension Fund, J. Rothschild International Assurance Managed Fund, J. Rothschild International Assurance US$ Managed Fund, TDG Funds Limited, GAM Worldwide Fund and The Partners Fund. Taube Hodson Stonex Partners Limited has power to vote and direct the vote and power to dispose and direct the disposition of shares held by such funds.

(3) Includes shares of Common Stock which may be acquired by Mr. Freund within 60 days as follows: 258,579 shares through the exercise of stock options and 688,861 shares through the exercise of stock purchase warrants. Also includes 5,454 shares of Common Stock held by Mr. Freund's spouse over which Mr. Freund has shared voting and investment power but as to which he disclaims any beneficial interest. Also includes 13,000 shares that may be deemed to be owned beneficially by Mr. Freund which are held by the Balfour Defined Benefit Pension Plan (the "Plan"), for which Mr. Freund is a Trustee and Plan Administrator and in which he participates. Mr. Freund disclaims ownership of 5,850 shares of such 13,000 shares.

(4) Includes shares of Common Stock which may be acquired by Mr. Goldsmith within 60 days as follows: 258,579 shares through the exercise of stock options and 744,930 shares through the exercise of stock purchase warrants. Also includes 1,250 shares of Common Stock held by Mr. Goldsmith's spouse over which Mr. Goldsmith has shared voting and investment power but as to which he disclaims any beneficial interest. Also includes 13,000 shares that may be deemed to be owned beneficially by Mr. Goldsmith which are held by the Plan, of which Mr. Goldsmith is a Trustee and Plan Administrator and in which he participates. Mr. Goldsmith disclaims ownership of 7,280 shares of Common Stock held by the Plan.

(5) Mr. Rottinghuis became the Company's President and Chief Executive Officer in early 2000. Pursuant to the employment agreement between Mr. Rottinghuis and the Company, the Company issued 200,000 shares of Common Stock to Mr. Rottinghuis on November 2, 1999. Also includes 266,667 shares which may be acquired by Mr. Rottinghuis within 60 days through the exercise of stock options. See "Employment and Change in Control Agreements."

(6) Includes 172,059 shares which may be acquired by Mr. Cohn within 60 days through the exercise of stock options.

(7) Includes 212,059 shares which may be acquired by Mr. Schafran within 60 days through the exercise of stock options. Also includes 114,050 shares of Common Stock and 40,050 shares that may be acquired through the exercise of stock purchase warrants held by Mr. Schafran's spouse as to which Mr. Schafran disclaims any beneficial interest.

(8) Includes 540,000 shares which may be acquired by Mr. Tyabji within 60 days through the exercise of stock options.

(9) Includes 171,666 shares which may be acquired by Mr. DeLise within 60 days through the exercise of stock options.

(10) Includes 210,000 shares which may be acquired by Mr. Phillimore within 60 days through the exercise of stock options.

(11) Includes 31,667 shares which may be acquired by Mr. Volmuth within 60 days through the exercise of stock options.

(12) Includes shares of Common Stock which may be acquired by such persons within 60 days as follows: 2,121,276 shares through the exercise of stock options and 1,473,841 shares through the exercise of stock purchase warrants.

                             EXECUTIVE COMPENSATION

         The following tables set forth information concerning the cash compensation, stock options and retirement benefits provided to PubliCARD's executive officers. The notes to these tables provide more specific information concerning compensation. The Company's compensation policies are discussed in the Compensation Committee Report on Executive Compensation.

SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM COMPENSATION
                                               ANNUAL COMPENSATION           --------------------------
                                         --------------------------------    RESTRICTED    OPTIONS/SARs        ALL OTHER
NAME AND PRINCIPAL POSITION              YEAR       SALARY      BONUS (1)      STOCK          (#) (2)         COMPENSATION
                                         ----       ------      ---------    ----------    ------------       ------------
   Harry I. Freund (3)..............     2000      $312,500     $     -            -          200,000           $15,000(6)
   Chairman of the Board of              1999       325,000           -            -               -             15,000(6)
   Directors and Chairman                1998       325,000           -            -               -             15,000(6)

   Jay S. Goldsmith (3).............     2000       312,500           -            -          200,000            22,966(6)
   Vice Chairman of the Board of         1999       325,000           -            -               -             22,966(6)
   Directors and Vice Chairman           1998       325,000           -            -               -             22,966(6)

   Jan-Erik Rottinghuis (4).........     2000       343,750      100,000           -          230,000             5,604(6)
   President, Chief Executive            1999        25,228           -            -          800,000(7)      1,475,000(7)
   Officer and Director

   M. Richard Phillimore (5)........     2000       325,000       66,875           -           22,500             5,100(8)
   Former Executive Vice                 1999       311,458      100,000       50,000(8)      200,000(8)        143,781(8)
   President - Strategy

   Antonio L. DeLise................     2000       250,000       78,875           -          107,500             6,549(9)
   Vice President, Chief Financial       1999       195,000      100,000           -               -              5,713(9)
   Officer and Secretary                 1998       183,611      100,000           -           75,000             5,861(9)


--------------------------

(1) Reflects bonus earned during the fiscal year. In some instances, all or a portion of the bonus was paid during the next fiscal year.

(2)      Options to acquire shares of Common Stock.

(3) On November 1, 1998, Messrs. Freund and Goldsmith were appointed executive officers of PubliCARD with the titles of Chairman and Vice Chairman, respectively. Prior to such time, Messrs. Freund and Goldsmith were directors of PubliCARD with the titles of Chairman of the Board and Vice Chairman of the Board, respectively, titles and positions which they still hold in addition to their positions as executive officers of PubliCARD. For the period prior to November 1, 1998, Messrs. Freund and Goldsmith received compensation from PubliCARD in their capacities as directors of PubliCARD and for serving as Chairman of the Board and Vice Chairman of the Board, respectively, at the rate of $325,000 per year. Commencing November 1, 1998, Messrs. Freund and Goldsmith have received compensation from PubliCARD at the same rate in their capacities as executive officers. Effective October 1, 2000, the annual salary of each of Messrs. Freund and Goldsmith was reduced to $275,000.

(4) Mr. Rottinghuis was appointed President and Chief Executive Officer of the Company by the Company's Board of Directors on November 5, 1999, effective early in 2000.

(5) Mr. Phillimore served as Executive Vice President - Strategy through February 2001.

(6) Represents life insurance premiums paid on behalf of Mr. Freund, Mr. Goldsmith and Mr. Rottinghuis.

(7) Pursuant to an employment agreement dated November 2, 1999, Mr. Rottinghuis was awarded 200,000 shares of Common Stock and options to purchase a total of 800,000 shares of Common Stock. The dollar value as of the date the award of the 200,000 shares of Common Stock has been included under the caption "All Other Compensation."

(8) Pursuant to an employment agreement, Mr. Phillimore was awarded 50,000 shares of restricted Common Stock, options to purchase 200,000 shares of Common Stock and a $140,000 signing bonus. The restricted shares vested on January 19, 2000. The caption "All Other Compensation" includes the $140,000 signing bonus in 1999 and $3,781 and $5,100 in contributions to PubliCARD's 401(k) plan in 1999 and 2000, respectively.

(9) Consists of $4,800, $4,800 and $5,100 in contributions to PubliCARD's 401(k) plan for 1998, 1999 and 2000, respectively, and $1,061, $913 and
         $1,449 for term life and disability insurance payments paid on behalf of Mr. DeLise for 1998, 1999 and 2000, respectively.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth certain information concerning grants to purchase shares of Common Stock to the following persons during the fiscal year ended December 31, 2000:

                                       PERCENT OF                                  POTENTIAL REALIZABLE VALUE AT ASSUMED
                                         TOTAL                                          ANNUAL RATES OF STOCK PRICE
                                        OPTIONS       EXERCISE                       APPRECIATION FOR OPTION TERMS (1)
                             OPTIONS   GRANTED TO     PRICE PER  EXPIRATION        -------------------------------------
NAME                         GRANTED   EMPLOYEES        SHARE       DATE                5%                       10%
----                         -------   ----------     ---------  ----------        ----------                -----------
Harry I. Freund..........    200,000      8.0%          $8.56     1/19/2005          $473,132                $1,045,498

Jay S. Goldsmith.........    200,000      8.0%           8.56     1/19/2005           473,132                 1,045,498

Jan-Erik Rottinghuis.....    230,000      9.2%           3.28      6/7/2005           208,427                   460,569

M. Richard Phillimore....     12,500       .5%           3.28      6/7/2005            11,328                    25,031

                              10,000       .4%           1.50    12/22/2010             9,433                    23,906

Antonio L. DeLise........     75,000      3.0%           9.50     1/24/2005           196,851                   434,988

                              12,500       .5%           3.28      6/7/2005            11,328                    25,031

                              10,000       .4%           2.69     9/14/2005             7,425                    16,407

                              10,000       .4%           1.50    12/22/2010             9,433                    23,906

----------------------------

(1) The potential gain is calculated from the closing price of Common Stock on the date of grant to executive officers. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

AGGREGATE STOCK OPTION EXERCISES IN FISCAL YEAR 2000 AND FISCAL YEAR-END OPTION VALUES

         The following table sets forth certain information as of December 31, 2000 concerning exercisable and unexercisable stock options held by the following persons:

                                                               NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                              SHARES                          UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT FISCAL
                            ACQUIRED ON        VALUE        OPTIONS AT FISCAL YEAR END                YEAR END (1)
NAME                         EXERCISE        REALIZED       EXERCISABLE / UNEXERCISABLE       EXERCISABLE / UNEXERCISABLE
Harry I. Freund...........    325,000       $1,014,062       216,912(2) /    200,000            $28,723   /       -

Jay S. Goldsmith..........    325,000        1,014,062       216,912(2) /    200,000             28,723   /       -

Jan-Erik Rottinghuis......         -                -        333,332    /    696,668                 -    /       -
M. Richard Phillimore.....         -                -        100,000    /    122,900                 -    /    1,250
Antonio L. DeLise.........     25,000           23,443       135,000    /     97,500              3,125   /    1,250

---------------------------

(1) These values are based on the December 31, 2000 closing price for PubliCARD's Common Stock on the Nasdaq National Market of $1.625 per share.

(2) Excludes shares of Common Stock which may be acquired by Messrs. Freund and Goldsmith through the exercise of Common Stock purchase warrants in the amounts of 688,861 and 744,930, respectively.

STOCK OPTION PLANS

         Under the 1993 Long-Term Incentive Plan and the Non-employee Director Stock Option Plan adopted by shareholders of the Company in 1994 and the 1999 Long-Term Incentive Plan and 1999 Stock Option Plan for Non-employee Directors adopted by shareholders of the Company in 1999, the Company may grant stock options, restricted stock options, stock appreciation rights, performance awards and other stock-based awards equivalent to up to 7,300,000 shares of Common Stock. As of December 31, 2000, a total of 1,639,750 shares of Common Stock in the aggregate were available for grant under the stock option plans.

         The plans are administered by the Board of Directors and/or the Compensation Committee of the Board of Directors of the Company. Subject to the express provisions of the plans, the Compensation Committee or the Board of Directors, as applicable, has full and final authority to determine the terms of all awards granted under the plans including (a) the purchase price of the shares covered by each award, (b) whether any payment will be required upon grant of the award, (c) the individuals to whom, and the time at which, awards shall be granted, (d) the number of shares to be subject to each award, (e) when an award can be exercised and whether in whole or in installments, (f) whether the exercisability of the awards is subject to risk of forfeiture or other condition and (g) whether the stock issued upon exercise of an award is subject to repurchase by the Company, and the terms of such repurchase.

STOCK OPTION AGREEMENTS

         In February 2001, the Company concluded a stock option re-pricing program whereby a total of approximately 3.3 million stock options were cancelled. Pursuant to the program, employees and directors voluntarily elected to cancel stock options held with an exercise price that exceeded $4.81. In return, the Company granted replacement stock options on August 20, 2001. The replacement stock options generally contain the same terms and conditions of the cancelled stock options and have an exercise price of $.39 per share, the closing price of the Company's Common Stock on August 20, 2001.

         In April 1985, the Company issued 1.6 million shares of Common Stock at $2.50 per share in a private placement. Under the terms of the related agreement, Balfour, the agent for the purchasers, received options to buy 400,000 shares of PubliCARD's Common Stock at an exercise price of $2.50 per share for five years, which period was subsequently extended by ten years. Balfour subsequently transferred the options to Messrs. Freund and Goldsmith. In 2000, these options were exercised.

         In January 1996, PubliCARD issued options to Messrs. Cohn and Schafran to buy a total of 200,000 shares of PubliCARD's Common Stock at an exercise price of $2.50 per share for five years. In 2000, a total of 40,000 of such options were exercised. The expiration date on the remaining options was subsequently extended by five years to January 2006.

         On January 18, 1999, the Company granted stock options to purchase an aggregate of 200,000 shares of Common Stock to Mr. Phillimore. 100,000 of those options are exercisable for five years beginning January 19, 2000 at an exercise price of $5.50 per share. The remaining 100,000 of those options are exercisable for five years beginning January 19, 2001 at an exercise price of $5.50 per share.

         On March 16, 1999, the Company granted stock options to purchase an aggregate of 250,000 shares of Common Stock to Mr. Tyabji. 125,000 of those options are exercisable for four years beginning March 16, 2000 at an exercise price of $9.75 per share. The remaining 125,000 of those options are exercisable for three years beginning March 16, 2001 at an exercise price of $9.75 per share.

         On November 2, 1999, the Company entered into an option agreement with Mr. Rottinghuis in connection with his appointment as the Company's President and Chief Executive Officer, effective in early 2000. Pursuant to the option agreement, the Company granted options to purchase 400,000 shares of Common Stock at an exercise price equal to $6.75 per share. 133,333 of these options become exercisable on November 2, 2000. 133,333 of these options will become exercisable on November 2, 2001 and 133,334 of these options will become exercisable on November 2, 2002. If Mr. Rottinghuis' employment is terminated by Mr. Rottinghuis for good reason or by the Company other than for cause (as each such term is defined in Mr. Rottinghuis' employment agreement), these options will become exercisable in full. See "Employment and Change in Control Agreements." Unless sooner terminated, these options will expire on November 2, 2004.

         On November 2, 1999, the Company entered into another option agreement with Mr. Rottinghuis in connection with his appointment as the Company's President and Chief Executive Officer. Pursuant to this option agreement, Mr. Rottinghuis was granted an option to purchase from the Company up to 400,000 shares of Common Stock at an exercise price equal to $6.75 per share. This option will become exercisable in accordance with, in such installments as may be provided in and upon satisfaction of performance criteria that will be established by mutual agreement of the Company and Mr. Rottinghuis. This option will be exercisable for the periods specified in such performance criteria. If Mr. Rottinghuis' employment agreement is terminated by the Company other than for cause or by Mr. Rottinghuis for good reason, this option will be exercisable for a number of shares of Common Stock equal to the sum of (i) the number of shares for which it was exercisable immediately prior to such termination and
(ii) the number of shares for which it could become exercisable after such termination if all performance criteria applicable to the period after termination were met. Unless sooner terminated, this option will expire on November 2, 2004.

         In February 2001, the stock options held by Messrs. Rottinghuis, Tyabji and Phillimore referenced in the previous paragraphs were cancelled pursuant to the stock option re-pricing program. Replacement options have been issued to each of them in respect of such cancelled options on August 20, 2001 as described above.

EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

         On November 2, 1999, the Company entered into an employment agreement with Mr. Rottinghuis, pursuant to which he began to serve as President and Chief Executive Officer of the Company, effective in early 2000, and pursuant to which the Company agreed to nominate Mr. Rottinghuis to serve on the Company's board of directors. The employment agreement provides that Mr. Rottinghuis' compensation will consist of $350,000 per year plus an annual bonus in an amount to be determined by the Company's board of directors, but not less than $100,000. Effective October 1, 2000, Mr. Rottinghuis' annual salary was reduced to $325,000.

         Pursuant to the employment agreement, on November 2, 1999, the Company issued to Mr. Rottinghuis (i) 200,000 shares of its Common Stock to compensate him for economic losses he suffered as a result of terminating his prior employment and (ii) options to acquire 400,000 shares of Common Stock. The employment agreement also provides that Mr. Rottinghuis will be eligible to receive an option to acquire 400,000 additional shares of Common Stock, which will become exercisable upon the achievement of certain performance-based goals. For the fiscal year ended December 31, 2000, 133,333 of these options vested. The remaining options will vest upon achievement of certain performance-based goals. See "Stock Option Agreements."

         The term of Mr. Rottinghuis' employment with the Company is three years, unless sooner terminated in accordance with the terms of the employment agreement. The employment agreement may be terminated (a) upon the death of Mr. Rottinghuis, (b) upon the disability of Mr. Rottinghuis, (c) for cause or (d) for good reason (as each such term is defined in the employment agreement).

         In August 1987, the Company entered into change of control agreements with each of Messrs. Freund and Goldsmith, which provide for payments to them under certain circumstances following a change of control of the Company. These agreements were not adopted in response to any specific acquisition of shares of PubliCARD or any other event threatening to bring about a change of control of the Company. For purposes of the agreements, a change of control is defined as any of the following: (a) the Company ceasing to be a publicly owned corporation having at least 2,000 shareholders, (b) any person or group acquiring in excess of 30% of the voting power of the Company's securities, (c) Messrs. Freund, Goldsmith, Cohn and Schafran and any other director designated as a

"continuing director" prior to his election as a director by a majority of the foregoing persons (the "Continuing Directors") ceasing for any reason to constitute at least a majority of the board of directors, (d) the Company merging or consolidating with any entity, unless approved by a majority of the Continuing Directors or (e) the sale or transfer of a substantial portion of PubliCARD's assets to another entity, unless approved by a majority of the Continuing Directors.

         In the event one of the above-named individuals (a) is terminated as an employee of the Company for any reason other than conviction of a felony or any act of fraud or embezzlement, (b) is disabled for six consecutive months or dies, (c) is not elected and maintained in the office which he now occupies, (d) is not included by the board of directors in the slate of directors recommended to shareholders, (e) receives a reduction in his salary or fringe benefits, (f) experiences a change in his place of employment or is required to travel excessively or (g) experiences other substantial, material and adverse changes in conditions under which the individual's services are to be rendered, within three years following a change of control, the individual will be entitled to receive in a lump sum within 10 days of the date of discontinuance, a payment equal to 2.99 times the individual's average annual compensation for the shorter of (a) the five years preceding the change of control, or (b) the period the individual received compensation from PubliCARD for personal services. Assuming a change of control of the Company and the discontinuance of an individual's services were to occur at the present time, payments in the following amounts, assuming there are no "excess parachute payments" as defined in the Internal Revenue Code of 1986 (the "Code"), would be made pursuant to the change of control agreements: Mr. Freund $964,000; and Mr. Goldsmith $964,000. In the event any such payment, either alone or together with others made in connection with the individual's discontinuance, is considered to be an excess parachute payment, the individual is entitled to receive an additional payment in an amount which, when added to the initial payment, results in a net benefit to the individual, after giving effect to excise taxes imposed by Section 4999 of the Code and income taxes on such additional payment, equal to the initial payment before such additional payment. Since the change of control agreements would require large cash payments to be made by any person or group effecting a change of control of PubliCARD, absent the assent of a majority of the Continuing Directors, these agreements may discourage hostile takeover attempts of PubliCARD.

         The change of control agreements would have expired on December 1, 2000 but have been and will continue to be automatically extended for a period of one year on each December 1, unless terminated by either party prior to any December
1. In the event a change of control occurs while the change of control agreements are in effect, the term of such agreements will automatically be extended to three years from the date of the change of control and the foregoing renewal option will become inapplicable.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors, consisting entirely of outside directors, approves all of the policies under which compensation is paid or awarded to the Company's executive officers. The present members of the Compensation Committee are Clifford B. Cohn (Chairman) and L. G. Schafran. The objectives of the Company's executive compensation program are to attract and retain highly talented and productive executives and to align the interests of the executive officers with the interests of the Company's shareholders by basing a significant portion of their compensation upon the Company's performance and achievement of strategic goals.

         The Company's compensation program for executive officers currently consists of base salary, annual bonus and long-term incentive compensation consisting of periodic grants of qualified and nonqualified stock options. Each element of this program serves a specific purpose in meeting the Company's objectives.

         Base salary. The Committee annually reviews the salaries of the executive officers. In establishing the base salary, the Compensation Committee considers level of responsibility, individual performance, Company performance, competitive market conditions for executive compensation, prior experience and contributions made to the Company's success. The Compensation Committee has not found it practicable, nor has it attempted, to assign relative weights to the specific factors used in determining base salary levels.

         Quarterly bonus. The Company's cash bonus program represents an at-risk component of pay designed to motivate executives to work effectively to achieve the Company's performance objectives and to reward them when objectives are met. In determining the quarterly bonus payments for 2000, the Compensation Committee used both quantitative measures of operating results and other quantitative and non-quantitative measures including individual objectives designed to bring about improvements in the operations of the Company's subsidiaries.

         Long-term incentives. The Compensation Committee believes that option grants (a) align executive interests with shareholder interests by creating a direct link between compensation and shareholder return, (b) give executives a significant long-term interest in the Company's success and (c) help retain key executives in a competitive market for executive talent. Option grants are made from time to time to executives whose contributions have or will have a significant impact on the Company's long-term performance. The determination of whether option grants are appropriate each year is based upon performance of each individual. All options granted to executive officers in 2000 were granted at the fair market value of the Common Stock on the date of grant, are exercisable for five years and are generally forfeited should the executive officer leave the Company before retirement, unless already exercised. All stock option grants are made under the Company's stock option plans, which have been approved by the Company's shareholders. Because the option grants have been made at option prices equal to the fair market value on the dates of grant, the stock options have value only if the stock price appreciates from the value on the grant date. This design is intended to focus executives on the enhancement of shareholder value over the long-term.

BASES FOR CHIEF EXECUTIVE OFFICER COMPENSATION

         Mr. Rottinghuis became the Chief Executive Office of the Company effective in March 2000. In order to induce Mr. Rottinghuis to join the Company, in 1999, pursuant to his employment agreement with the Company, Mr. Rottinghuis received 200,000 shares of Common Stock and options to acquire up to 800,000 shares of Common Stock, subject to certain conditions. See "Employment and Change in Control Agreements" and "Stock Option Agreements." The Compensation Committee considered the 2000 compensation commensurate with Mr. Rottinghuis' expertise in the technology industry and the external pay practices offered with his level of experience and expertise in the industry. Mr. Rottinghuis' bonus in year 2000 was paid in accordance with the terms of his employment agreement with PubliCARD, which Mr. Rottinghuis and the Company negotiated in an arms-length transaction prior to his employment with the Company.

SECTION 162 (M)

         Section 162(m) of the Code limits the tax deduction for compensation paid to certain executives of public companies to $1.0 million. Having considered the requirements of Section 162(m), the Compensation Committee believes that grants made pursuant to the Company's stock option plans meet the requirements that such grants be "performance based" and are, therefore, exempt from the limitations on deductibility. Historically, the combined salary and bonus of each executive officer has been below the $1.0 million limit. The Compensation Committee's present intention is to comply with Section 162(m) unless the Compensation Committee feels that required changes would not be in the best interest of the Company or its stockholders.

         This report is submitted by the members of the Compensation Committee of the Board of Directors.

Compensation Committee

Clifford B. Cohn
L. G. Schafran

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee of the Board of Directors, which consists entirely of outside directors, reviews the compensation of key employees of the Company. The present members of the Compensation Committee are Clifford B. Cohn (Chairman) and L.G. Schafran. See "Information Concerning the Board of Directors," "Employment and Change of Control Agreements" and "Principal Shareholders."

FIVE YEAR PERFORMANCE GRAPH:  1996-2000

         The following performance graph compares the cumulative total return on the Common Stock of PubliCARD for the five year period from December 31, 1995 to December 31, 2000 to (i) the JP Morgan Hambrect & Quist Technology Index and
(ii) the Nasdaq Composite Stock Index.

         The annual changes for the five year period from 1996 through 2000 are based on the assumption that $100 had been invested in PubliCARD Common Stock and each index on December 31, 1995 (as required by SEC rules), and that all quarterly dividends were reinvested at the average of the closing stock prices at the beginning and end of the quarters. The total cumulative dollar returns shown in the graphs represent the value that such investments would have had on December 31, 2000.

                              [LINE GRAPH GRAPHIC]

                               1995     1996     1997     1998     1999     2000
PubliCARD                       100       61       58      589      276       68
JP Morgan H&Q Tech. Ind.        100      123      151      213      395      238
Nasdaq Comp.                    100      124      146      227      506      327

         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement in whole or in part, the foregoing report and the Performance Graph shall not be incorporated by reference into any such filing.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's directors and officers and persons who own more than 10 percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file. To the Company's knowledge, based solely upon the Company's review of the copies of such forms received by it during the fiscal year ended December 31, 2000 and representations that no other reports were required, the Company believes that each person who, at any time during such fiscal year was a director, officer or beneficial owner of more than 10% of the Company's Common Stock complied with all Section 16(a) filing requirements during such fiscal year, except, that L. G. Schafran and Clifford B. Cohn each filed one late report covering a Form 4 transaction.

               PROPOSAL 2 - RATIFICATION OF SELECTION OF AUDITORS

         The Board of Directors of the Company has appointed Arthur Andersen LLP as independent accountants to audit the books and accounts of the Company for the year ending December 31, 2001. Representatives of Arthur Andersen LLP, the Company's principal accountants for the most recently completed and the current fiscal years, are expected to be present at the Annual Meeting, will have the opportunity to make a statement, and will be available to respond to questions.

AUDIT FEES

         The aggregate fees billed for professional services rendered by Arthur Andersen LLP for the audit of the Company's financial statements for the fiscal year ended December 31, 2000, and reviews of the financial statements included in the Company's Forms 10-Q for such fiscal year were $120,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         Arthur Andersen LLP did not provide the Company with any financial information system design and implementation services such as defined in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X for the fiscal year ended December 31, 2000.

ALL OTHER FEES

         The aggregate fees billed for services rendered by Arthur Andersen LLP, other than for audit services and financial information systems design and implementation services, for the fiscal year ended December 31, 2000 were $143,000.

GENERAL

         The Audit Committee of the Company's Board of Directors has considered whether the provision of services by Arthur Andersen LLP covered by "Financial Information Systems Design and Implementation Fees" and "All Other Fees" above is compatible with maintaining Arthur Andersen LLP's independence.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS AUDITORS.

                          REPORT OF THE AUDIT COMMITTEE

         The Audit Committee of the Board consists of L. G. Schafran, Clifford
B. Cohn and Hatim Tyabji, each of whom has been determined to be independent as defined by Rule 4200(a)(15) the National Association of Securities Dealers' listing standards. The Audit Committee operates under a written charter adopted by the Board, attached to this Proxy Statement as Appendix A.

         In this context the Audit Committee met four (4) times during the fiscal year 2000, and held discussions with management and the independent accountants, Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61.

         The Company's independent accountants also provided to the Audit Committee the written disclosure and letter required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Audit Committee discussed with the independent accountants that firm's independence and considered whether the non-audit services provided by the independent accountants are compatible with maintaining its independence.

         Based on the Audit Committee's discussion with management and the independent accountants, and the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, as amended, filed with the SEC.

Audit Committee

L. G. Schafran
Clifford B. Cohn
Hatim Tyabji

                                     GENERAL

         Management of the Company does not know of any matters other than the foregoing that will be presented for consideration at the Annual Meeting. However, if other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote thereon in accordance with their judgment.


                           By Order of the Board of Directors



                           /s/ ANTONIO L. DELISE,
                           Vice President, Chief Financial Officer and Secretary

October 22, 2001

                                   APPENDIX A

                         CHARTER FOR THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS
                               OF PUBLICARD, INC.



I.    PURPOSE

      The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

         - Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

         - Review and appraise the audit efforts of the Corporation's independent accountants and internal auditing department.

         - Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department (if one exists or is established), and the Board of Directors.


II.   COMPOSITION

      The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

      The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duty elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.  MEETINGS

      The Committee shall meet at least two times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the director of the internal auditing department and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporation's financial statements to be filed with the Securities and Exchange Commission.

IV.   RESPONSIBILITIES AND DUTIES

      To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

1. Review and update this Charter periodically, at least annually, as conditions dictate.

2. Review the organization's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

3. Review the regular internal reports to management prepared by the internal auditing department and management's response.

4. Review with financial management and the independent accountants the Form 10-Q prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

Independent Accountants

5. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants.

6. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

7. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

8. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

Financial Reporting Processes

9. In consultation with the independent accountants and the internal auditors, review the integrity of the organization's financial reporting processes, both internal and external.

10. Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

11. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal auditing department.

Process Improvement

12. Following completion of the annual audit, review separately with each of management, the independent accountants and the internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

13. Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

14. Review with the independent accountants, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

Ethical and Legal Compliance

15. Review and make recommendations to the Board on concerning corporate policy on codes of conduct, ethics and other broad social, political or public issues.

16. Review and make recommendations to the Board on matters relating to conflicts of interest policies and programs. Consult with directors and officers of the Corporation concerning administration of those policies and programs.

17. Review activities, organizational structure, and qualifications of the internal audit department.

18. Review, with the organization's counsel, legal compliance matters including corporate securities trading policies.

19. Review, with the organization's counsel, any legal matter that could have a significant impact on the organization's financial statements.

20. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

      It is acknowledged that all of the above listed tasks and focus areas may not be relevant to all of the matters and tasks that the Committee may consider and act upon from time to time, and the member of the Committee in their judgment determine the relevance thereof and the attention such items will receive in any particular context.

      To the fullest extent permissible under applicable law, each member of the Committee is entitled to rely in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Committee by any of the Corporation's officers, employees or committees, or by any other person as to matters the member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

                                 PUBLICARD, INC.
                                      PROXY
                         SOLICITED BY BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS


      The undersigned hereby appoints Harry I. Freund and Jay S. Goldsmith, or either of them, with full power of substitution, proxies to vote, unless such authority is withheld, all shares registered in the name of the undersigned of Common Stock of PubliCARD, Inc. (the "Company") that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the offices of Kaye Scholer LLP, 425 Park Avenue, New York, New York at 10:00 a.m. on November 21, 2001, and any adjournments thereof, with all powers the undersigned would possess if personally present, for the election of directors and on all other matters described in the Proxy Statement or which otherwise come before the Annual Meeting in the discretion of the Board of Directors.

      This Proxy, when properly executed, will be voted in the manner directed herein. If no instruction to the contrary is indicated, this Proxy will be voted FOR the election of the Directors named in proposal 1 and FOR proposal 2.

1. ELECTION OF DIRECTORS: Harry I. Freund, Jay S. Goldsmith, Clifford B. Cohn, Jan-Erik Rottinghuis, L.G. Schafran, Emil Vogel and Antonio L. DeLise

      ____ FOR all nominees listed above (except as marked to the contrary hereon).

      ____ WITHHOLD AUTHORITY to vote for all nominees listed hereon.

      (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

--------------------------------------------------------------------------------

2. To ratify the selection of Arthur Andersen LLP as auditors for the fiscal year ending December 31, 2001.

            ____  FOR         ____  AGAINST     ____  ABSTAIN

3. In their discretion, to act upon such other business as may properly be brought before the Annual Meeting or any adjournment thereof.


        (Continued and to be signed and dated on the reverse side.)

                              NOTE: YOUR SIGNATURE SHOULD CONFORM WITH YOUR NAME AS IT APPEARS HEREON. IF SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE AS SUCH. IF STOCK IS OWNED BY A PARTNERSHIP OR CORPORATION, PLEASE INDICATE YOUR CAPACITY IN SIGNING THE PROXY. IF STOCK IS HELD IN JOINT OWNERSHIP, ALL CO-OWNERS MUST SIGN.

                              --------------------------------------------------
                              Signature

                              --------------------------------------------------
                              Signature if held jointly

                              Dated:                        , 2001
                                      ----------------------


                              PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

P
R
O
X
Y

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.